Exhibit 21.1

SUBSIDIARIES OF TERADATA CORPORATION

Organized under the Laws of
Teradata International, Inc.	Delaware
Teradata US, Inc.	Delaware
Teradata Operations, Inc.	Delaware
Teradata Government Systems LLC	Delaware
Teradata Taiwan LLC	Delaware
Teradata Argentina Holdings LLC	Delaware
Teradata Belgium Holdings LLC	Delaware
Teradata Bermuda Holdings LLC	Delaware
Teradata Brazil Holdings LLC	Delaware
Teradata Czech Republic Holdings LLC	Delaware
Teradata Chile Holdings LLC	Delaware
Teradata Colombia Holdings LLC	Delaware
Teradata Egypt Holdings LLC	Delaware
Teradata India Holdings LLC	Delaware
Teradata Ireland Holdings LLC	Delaware
Teradata Mexico Holdings LLC	Delaware
Teradata Netherlands Holdings LLC	Delaware
Teradata New Zealand Holdings LLC	Delaware
Teradata Pakistan Holdings GCC LLC	Delaware
Teradata Argentina S.R.L.	Argentina
Teradata Australia Holdings Pty. Ltd.	Australia
Teradata Australia Pty. Ltd.	Australia
Teradata GmbH	Austria
Teradata (Bermuda) Holdings LP	Bermuda
Teradata Bermuda IP Holdings LP	Bermuda
Teradata Financing Holdings LP	Bermuda
Teradata Belgium SNC	Belgium
TRDT Brasil Tecnologia Ltda.	Brazil
Teradata Information Systems Limited	China
Teradata Canada ULC	Canada
Teradata Chile Tecnologías de Información Limitada	Chile
TDC Colombia Ltda.	Colombia
Teradata Czeska Republika spol. sro.	Czech Republic
Teradata Danmark ApS	Denmark
Teradata Egypt WLL	Egypt

Teradata Finland Oy	Finland
Teradata France SAS	France
Teradata GmbH	Germany
Teradata (Hong Kong) Limited	Hong Kong
Teradata Magyarosrzag kft.	Hungary
Teradata India Private Limited	India
Teradata Ireland Limited	Ireland
Teradata Italia S.r.l.	Italy
Teradata Japan, Ltd.	Japan
TeraWarehouse Korea Co. Ltd.	Korea
TData Corporation (Malaysia) Sdn. Bhd.	Malaysia
Teradata Holdings México, S. de R. L. de C.V.	Mexico
Teradata Solutions México, S. de R.L. de C.V.	Mexico
Teradata Holdings B.V.	Netherlands
Teradata Holdings GCC B.V.	Netherlands
Teradata Netherlands B.V.	Netherlands
Teradata (NZ) Corporation)	New Zealand
Teradata Norge AS	Norway
Teradata Pakistan (Private) Limited	Pakistan
Teradata Global Consulting Pakistan (Private) Limited	Pakistan
Teradata Polska Sp. z o.o.	Poland
Teradata LLC	Russia
Teradata (Singapore) Pte. Ltd.	Singapore
Teradata Iberia SL	Spain
Teradata Sweden AB	Sweden
Teradate (Schweiz) GmbH	Switzerland
Teradata Taiwan LLC, Taiwan branch	Taiwan
Teradata (Thailand) Co. Ltd.	Thailand
Teradata Bilisim Sistemleri Ltd. Sti.	Turkey
Teradata (UK) Limited	United Kingdon